UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2024

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address Not Applicable[1]	Address Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None[2]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 NeuBase Therapeutics, Inc. (the “Company”) terminated its lease agreement for its headquarters. Accordingly, the Company does not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to the Company’s agent for service of process at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

2 On May 16, 2024, The Nasdaq Stock Market LLC (“Nasdaq”) filed a Form 25 with the Securities and Exchange Commission (“SEC”) to delist the shares of common stock, $0.0001 par value per share, of the Company, as a result of the events disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2024.

Item 3.03. Material Modifications to the Rights of Security Holders.

On June 26, 2024, NeuBase Therapeutics, Inc. (the “Company”) filed a Certificate of Dissolution with the Secretary of State of the State of Delaware that became effective upon filing thereof (the “Effective Date”) and is intended to effect the complete liquidation and dissolution of the Company in accordance with (i) Section 275 and other applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Internal Revenue Code of 1986, as amended and (ii) the plan of liquidation and dissolution of the Company (the “Plan of Dissolution”) approved by the Company’s Board of Directors (the “Board”) on March 5, 2024 and the Company’s stockholders on June 26, 2024. Pursuant to Section 278 of the DGCL, the Company’s existence will continue for a period of at least three years for the purpose of prosecuting and defending suits and to enable the Company gradually to settle and close its business, dispose of and convey its property, discharge its affairs and distribute any remaining assets to its stockholders.

The Company’s common stock and stock certificates, if any, evidencing the shares of common stock, will no longer be assignable or transferable on the Company’s books as of the Effective Date, other than transfers by will, intestate succession or operation of law.

A copy of the Certificate of Dissolution is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2024, Dietrich A. Stephan, Ph.D., Gerald J. McDougall and Eric I. Richman notified the Company of their resignation as a member of the Board, effective immediately. Such resignations did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 26, 2024, the Company held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, shares of common stock and Series A Preferred Stock of the Company representing 5,581,441 votes, or approximately 74.37% of the voting power on May 31, 2024, which was the record date for the Special Meeting, were represented virtually or by proxy.

At the Special Meeting, the Company’s stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2024, as supplemented prior to June 26, 2024.

Set forth below is a brief description of each matter voted upon at the Special Meeting and the voting results with respect to each matter.

Proposal No. 1: To approve the liquidation and dissolution of the Company and the Plan of Dissolution, which, if approved, will authorize the Board to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”).

Votes For	Votes Against	Votes Abstaining
5,518,856	60,507	2,078

Since there were sufficient votes at the time of the Special Meeting to approve the Plan of Dissolution, the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies was not called for at the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Certificate of Dissolution, as filed by NeuBase Therapeutics, Inc. with the Secretary of State of the State of Delaware, effective June 26, 2024.

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC.
(Registrant)

Date: June 27, 2024	By:	/s/ Todd P. Branning
Todd P. Branning
Interim Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)